United States Steel Corporation United States Steel Corporation 4Q and Full Year 2017 Earnings Presentation & Remarks January 31, 2018

United States Steel Corporation Forward-looking Statements These slides and remarks are being provided to assist readers in understanding the results of operations, financial condition and cash flows of United States Steel Corporation for the fourth quarter and full year of 2017. They should be read in conjunction with the consolidated financial statements and notes to consolidated financial statements contained in our Annual Report on Form 10-K, expected to be filed with the Securities and Exchange Commission on February 27, 2018. This presentation contains information that may constitute “forward-looking statements” within the meaning of Section 27 of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target,” “forecast,” “aim,” “should,” “will” and similar expressions or by using future dates in connection with any discussion of, among other things, operating performance, trends, events or developments that we expect or anticipate will occur in the future, statements relating to volume growth, share of sales and earnings per share growth, and statements expressing general views about future operating results. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. Our Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company's historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to the risks and uncertainties described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, and those described from time to time in our future reports filed with the Securities and Exchange Commission. References to "we," "us," "our," the "Company," and "U. S. Steel," refer to United States Steel Corporation and its consolidated subsidiaries.

United States Steel Corporation Explanation of Use of Non-GAAP Measures We present adjusted net earnings (loss), adjusted net earnings (loss) per diluted share, earnings (loss) before interest, income taxes, depreciation and amortization (EBITDA), adjusted EBITDA, segment EBITDA, and net debt, which are all non-GAAP measures, as additional measurements to enhance the understanding of our performance. We believe that EBITDA and segment EBITDA, considered along with net earnings (loss) and segment earnings (loss) before interest and income taxes, are relevant indicators of trends relating to our operating performance and provide management and investors with additional information for comparison of our operating results to the operating results of other companies. Net debt is a non-GAAP measure calculated as total debt less cash and cash equivalents. We believe net debt is a useful measure in calculating enterprise value. Both EBITDA and net debt are used by analysts to refine and improve the accuracy of their financial models which utilize enterprise value. We believe the cash conversion cycle is a useful measure in providing investors with information regarding our cash management performance and is a widely accepted measure of working capital management efficiency. The cash conversion cycle should not be considered in isolation or as an alternative to other GAAP metrics as an indicator of performance. Adjusted net earnings (loss) and adjusted net earnings (loss) per diluted share are non-GAAP measures that exclude the effects of gains (losses) associated with our retained interest in U. S. Steel Canada Inc., gains (losses) on the sale of ownership interests in equity investees, restructuring charges, impairment charges, debt extinguishment and other related costs, and effects of tax reform that are not part of the Company’s core operations. Adjusted EBITDA is also a non-GAAP measure that excludes the effects of gains (losses) associated with our retained interest in U. S. Steel Canada Inc., gains (losses) on the sale of ownership interests in equity investees, restructuring charges, and impairment charges. We present adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA to enhance the understanding of our ongoing operating performance and established trends affecting our core operations by excluding the effects of gains (losses) associated with our retained interest in U. S. Steel Canada Inc. gains (losses) on the sale of ownership interests in equity investees, restructuring charges, impairment charges, debt extinguishment and other related costs and effects of tax reform that can obscure underlying trends. U. S. Steel’s management considers adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA as alternative measures of operating performance and not alternative measures of the Company’s liquidity. U. S. Steel’s management considers adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA useful to investors by facilitating a comparison of our operating performance to the operating performance of our competitors, many of which use adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA as alternative measures of operating performance. Additionally, the presentation of adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA provides insight into management’s view and assessment of the Company’s ongoing operating performance, because management does not consider the adjusting items when evaluating the Company’s financial performance or in preparing the Company’s annual financial Outlook. Adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA should not be considered a substitute for net earnings (loss), earnings (loss) per diluted share or other financial measures as computed in accordance with U.S. GAAP and is not necessarily comparable to similarly titled measures used by other companies.

United States Steel Corporation 4Q and Full Year Financial Highlights  Full year net earnings of $387 million  EBITDA increased for all three reportable segments in 2017 as compared with 2016  Full year EBITDA of $1.109 billion; Adjusted full year EBITDA of $1.087 billion  4Q EBITDA of $273 million; Adjusted 4Q EBITDA of $309 million  Full year cash flow from operations of $802 million  Total liquidity of $3.350 billion, including $1.553 billion of cash - Strong liquidity supports asset revitalization program, as well as increasing investment in our Tubular and European businesses - Cash conversion cycle at a record 30 days, a 13 day improvement from 4Q 2016 Note: For reconciliation of non-GAAP amounts see Appendix

We finished the year with three solid quarters as investments in our assets helped to provide more stable operating performance, and results for all three of our reportable segments were in line with our expectations. Three relatively stable quarters is a good start for us, but we cannot be satisfied with just three quarters. We still have a lot of work to do to meet our objective of achieving operational excellence, and we remain focused on safety, quality, delivery, and cost. We believe that executing well in these areas is the foundation for long term success and value creation. We continued to strengthen our balance sheet, with net debt decreasing by over $300 million in 2017 to approximately $1.150 billion. Our total liquidity increased by over $400 million in 2017 and ended the year at approximately $3.350 billion.

United States Steel Corporation Fourth Quarter and Full Year 2017 Results Establishing positive momentum heading into 2018 Segment Earnings (Loss) Before Interest and Income Taxes $ Millions Adjusted EBITDA $ Millions Adjusted Net Earnings (Loss) $ Millions $341 ($250) $136 $47 4Q 2017 4Q 2016 FY 2017 FY 2016 EBITDA increased for all three reportable segments in 2017 as compared with 2016 Reported Net Earnings (Loss) $ Millions $387 ($440) $159 ($105) FY 2017 FY 2016 4Q 2017 4Q 2016 $652 ($59) $208 $62 4Q 2017 4Q 2016 FY 2017 FY 2016 $1,087 $510 $309 $211 FY 2017 FY 2016 4Q 2017 4Q 2016 More stable operating performance and results in last three quarters of 2017 Note: For reconciliation of non-GAAP amounts see Appendix Fourth quarter and full year 2017 segment earnings before interest and income taxes include favorable impacts of $139 million and $344 million, respectively, related to our previously disclosed change in accounting method for property, plant and equipment. Fourth quarter and full year 2017 adjusted EBITDA include favorable impacts of $148 million and $381 million, respectively.

Excluding the favorable impact related to our previously disclosed change in accounting method for property, plant, and equipment, our full year results for 2017 improved compared to 2016, with all three of our reportable segments improving. We are focused on our strategic priorities: driving operational excellence across our business – from our plants to our support teams; investing in our facilities through our asset revitalization program; and providing our employees with the resources they need to implement positive, substantive changes. Successful execution of this strategy will result in continuous improvements in safety, quality, delivery, and cost and create meaningful value and returns for all of our stakeholders, including employees, customers, and stockholders.

United States Steel Corporation Flat-Rolled Segment Flat-Rolled EBITDA $ Millions $732 $147 FY 2016 $346 4Q 2017 $181 4Q 2016 +112% +23% FY 2017 Flat-Rolled EBITDA Bridge 4Q 2016 vs. 4Q 2017 ($ Millions) Flat-Rolled EBITDA Bridge FY 2016 vs. FY 2017 ($ Millions) $1 2 $24 $181 $147 4Q 2017 Other Maintenance & Outage ($6) Raw Materials ($106) Commercial 4Q 2016 $802 $199 $732 $346 Maintenance & Outage ($341) Raw Materials ($274) Commercial FY 2016 FY 2017 Other Flat-Rolled Earnings (Loss) Before Interest and Income Taxes $ Millions $380 $65 FY 2016 ($3) 4Q 2017 $92 4Q 2016 FY 2017 Note: For reconciliation of non-GAAP amounts see Appendix.

Results for our Flat-Rolled segment improved for the fourth quarter and full year 2017 compared with the same periods in 2016 primarily due to higher average realized selling prices and increased third party pellet sales, partially offset by higher raw material costs and increased maintenance and outage costs. Total Flat-Rolled segment maintenance and outage costs, which includes costs associated with our asset revitalization program, increased by $341 million in 2017 compared with 2016. We currently expect 2018 total Flat-Rolled segment maintenance and outage expense, which include expenses related to the asset revitalization program, to be comparable with 2017. 4Q 2016 vs. 4Q 2017 EBITDA Bridge: Commercial – The improvement is primarily the result of higher average realized prices and increased earnings from the sale of iron ore pellets to third party customers. Raw Materials – The unfavorable impact is primarily the result of higher raw material costs across all raw material categories, except for iron ore. Maintenance and Outage – The change is not material. Other – The favorable impact is primarily the result of our change in accounting method for property, plant, and equipment, partially offset by increased asset revitalization spending. FY 2016 vs. FY 2017 EBITDA Bridge: Commercial – The improvement is primarily the result of higher average realized prices and increased earnings from the sale of iron ore pellets to third party customers. Raw Materials – The unfavorable impact is primarily the result of higher raw material costs across all raw material categories, except for iron ore. Maintenance and Outage – The unfavorable impact is the result of higher overall maintenance costs, and increased costs associated with our asset revitalization program. Other – The favorable impact is primarily the result of our change in accounting method for property, plant, and equipment, partially offset by increased asset revitalization spending and higher natural gas costs.

United States Steel Corporation U. S. Steel Europe Segment U. S. Steel Europe EBITDA $ Millions $403 $83 +52% +59% FY 2017 FY 2016 $265 4Q 2017 $132 4Q 2016 U. S. Steel Europe EBITDA Bridge 4Q 2016 vs. 4Q 2017 ($ Millions) U. S. Steel Europe EBITDA Bridge FY 2016 vs. FY 2017 ($ Millions) $127 $132 $83 ($78) Commercial 4Q 2016 4Q 2017 Other ($7) Maintenance & Outage $7 Raw Materials $609 $403 $265 Maintenance & Outage ($15) Raw Materials ($474) Commercial FY 2016 $18 Other FY 2017 U. S. Steel Europe Earnings (Loss) Before Interest and Income Taxes $ Millions $327 $63 FY 2016 $185 4Q 2017 $112 4Q 2016 FY 2017 Note: For reconciliation of non-GAAP amounts see Appendix.

Results for our European segment improved for the fourth quarter and full year 2017 compared with the same periods in 2016 primarily due to higher average realized euro-based prices, partially offset by higher raw material costs, particularly for coal and iron ore. 4Q 2016 vs. 4Q 2017 EBITDA Bridge: Commercial – The improvement is primarily the result of higher average realized euro-based prices. Raw Materials – The unfavorable impact is primarily the result of higher coal and iron ore costs. Maintenance and Outage – The change is primarily due to lower outage spending. Other - The change is primarily due to higher SG&A. FY 2016 vs. FY 2017 EBITDA Bridge: Commercial – The improvement is primarily the result of higher average realized euro-based prices. Raw Materials – The unfavorable impact is primarily the result of higher coal and iron ore costs. Maintenance and Outage – The unfavorable impact is primarily due to higher spending. Other - The favorable impact is primarily due to the change in the U.S. Dollar / Euro exchange rate.

United States Steel Corporation Tubular Segment Tubular EBITDA $ Millions ($48) ($70) $6 4Q 2016 FY 2016 ($236) 4Q 2017 +80% +109% FY 2017 Tubular EBITDA Bridge 4Q 2016 vs. 4Q 2017 ($ Millions) Tubular EBITDA Bridge FY 2016 vs. FY 2017 ($ Millions) $6 ($70) Other $32 Maintenance & Outage $11 Raw Materials Commercial $51 4Q 2016 4Q 2017 ($48) ($236) $103 FY 2016 $97 Maintenance & Outage $46 Raw Materials Commercial FY 2017 Other Tubular Earnings (Loss) Before Interest and Income Taxes $ Millions ($99) ($304) ($6) ($87) FY 2017 FY 2016 4Q 2017 4Q 2016 Note: For reconciliation of non-GAAP amounts see Appendix. ($18) ($58)

Fourth quarter results for our Tubular segment improved compared with the fourth quarter of 2016 primarily due to higher average realized selling prices, higher volumes, and an unfavorable lower of cost or market (LCM) adjustment for obsolete inventory related to the prolonged downturn in the energy markets that was recorded in the fourth quarter of 2016, partially offset by increased substrate costs. Full year 2017 results improved compared with the same period in 2016 primarily due to higher average realized selling prices, higher volumes, increased operating efficiencies, lower spending, footprint optimization, and the LCM adjustment noted above, partially offset by increased substrate costs. 4Q 2016 vs. 4Q 2017 EBITDA Bridge: Commercial – The improvement is primarily the result of higher average realized prices and higher shipments, resulting from increases in rig counts and drilling activity. Raw Materials – The unfavorable impact is primarily the result of increased costs for steel substrate. Maintenance and Outage – The change is primarily due to lower spending. Other - The improvement is primarily due to the LCM adjustment noted above. FY 2016 vs. FY 2017 EBITDA Bridge: Commercial – The improvement is primarily the result of higher average realized prices and higher shipments, resulting from increases in rig counts and drilling activity. Raw Materials – The unfavorable impact is primarily the result of increased costs for steel substrate. Maintenance and Outage – The change is primarily due to lower spending. Other - The favorable impact is primarily due to increased operating efficiencies, increased profitability at our service facilities and the LCM adjustment noted above.

United States Steel Corporation 2018 Full Year Outlook 2018 Full Year Outlook If market conditions remain at their current levels, we expect: Net Earnings ~ $685 million Net Earnings per Diluted Share ~ $3.88 Consolidated EBITDA ~ $1.5 billion 2018 Full Year EBITDA Outlook by Segment If market conditions remain at their current levels, we expect: ~ $400 Other Businesses U. S. Steel Europe Consolidated EBITDA ~ $50 ~ $1,000 Tubular ~ $50 Flat-Rolled ~ $1,500 USD Millions We believe market conditions, which include spot prices, raw material costs, customer demand, import volumes, supply chain inventories, rig counts and energy prices, will change, and as changes occur during the balance of 2018, we expect these changes to be reflected in our net earnings and EBITDA.

Our focus in 2018 remains on continuing to improve the fundamentals of our business: safety, quality, delivery, and cost, and we expect the performance momentum from 2017 to continue. If market conditions remain at their January 24, 2018 levels, we expect consolidated EBITDA of approximately $1.5 billion. Important assumptions included in our Outlook are: • No change to the current operating footprint in any of our segments. • We currently expect our asset revitalization projects will limit our Flat-Rolled shipment volumes to approximately 10 million tons. • We currently expect total maintenance and outage expense for our Flat-Rolled segment in 2018 to be comparable to 2017 levels. • January 24, 2018 CRU: HRC $695, CRC $850, HDG $827 The steel industry continues to deal with price volatility, with changing spot prices in the United States being the most impactful to our results. We have estimated the sensitivity of our Outlook based on two scenarios. The first scenario assumes that spot prices in the United States increase ten dollars per month for the remainder of the year, which would result in our 2018 EBITDA Outlook increasing to approximately $1.7 billion. The second scenario assumes that spot prices in the United States decrease ten dollars per month for the remainder of the year, which would result in our 2018 EBITDA Outlook decreasing to approximately $1.3 billion. See the Appendix for the reconciliation of Outlook net earnings to consolidated Outlook EBITDA and Outlook segment earnings before interest and income taxes to segment Outlook EBITDA.

United States Steel Corporation Reducing Risk Proactive efforts to reduce risk • Strengthening our cash and liquidity position • Improving our debt maturity profile • Exposure to defined benefit pension plans decreasing • Minimizing market risk related to OPEB funding

We took significant actions in 2017 to improve the risk profile of our company, and we continued to proactively manage our exposure to our legacy obligations.

United States Steel Corporation Financial Flexibility Strong cash and liquidity positions Cash from Operations $ Millions Total Estimated Liquidity $ Millions Cash and Cash Equivalents $ Millions $802 $731 $360 YE 2017 YE 2016 YE 2015 +$442 Net Debt $ Millions $1,553 $1,515 $755 YE 2017 YE 2016 YE 2015 +$798 $1,150 $1,516 $2,383 YE 2016 YE 2015 -$1,233 YE 2017 $3,350 $2,899 $2,375 +$975 YE 2017 YE 2016 YE 2015 Strong liquidity supports asset revitalization program, as well as increasing investment in our Tubular and European businesses Cash conversion cycle at a record 30 days, a 13 day improvement from 4Q 2016 Note: For reconciliation of non-GAAP amounts see Appendix

Net cash provided by operating activities was $802 million in 2017 compared to net cash provided by operating activities of $731 million in the same period last year. The increase in 2017 is primarily due to significantly improved financial results, while 2016 had benefits from actions we took to make sustainable improvements to our working capital management. The year end cash balance was approximately $1.553 billion, an increase of $38 million from 2016 year-end levels, as improved financial results, the approximately $127 million received related to the sale of U. S. Steel Canada in the second quarter, and the $105 million we received from the sale of our 15% interest in Tilden Mining Company L.C. in the third quarter, were partially offset by a net reduction of long-term debt, including the repayment of $200 million of secured debt, and working capital changes. The cash conversion cycle has improved by 13 days since the end of 2016 primarily as a result of on-going inventory initiatives. Total liquidity improved significantly from year-end 2016 levels due to improved cash levels and higher Asset Based Loan availability, which was driven by improved profitability as well as collateral levels. The decrease in net debt is a result of increased cash and the net reduction of long-term debt. Our strong cash and liquidity position supports our continued investment in asset revitalization, as well as increasing investment in our Tubular and European operations.

United States Steel Corporation Financial Flexibility Cleared runway for asset revitalization Liquidity and Debt Maturity Profile Cash and Liquidity $3,350M $1,797 $1,553 $435M 2019 $59M 2018 $3M $22M 2028 $0M 2027 $29M 2026 $108M 2025 $750M 2030+ $444M 2029 2024 $60M 2023 $0M 2022 $10M 2021 $784M 2020 as of 12/31/2017 $755 $1,620 Cash and Liquidity $2,375M 2030+ $547M 2029 $22M 2028 $0M $29M 2026 $108M 2025 $0M 2024 $60M 2023 2027 $0M 2022 $410M 2021 $279M 2020 $604M 2019 $58M 2018 $503M as of 12/31/2015 ----- $497M ----- ----- $1,165M ----- Cash and cash equivalents Availability under credit facilities Availability under credit facilities Cash and cash equivalents

Financial Flexibility This chart shows how our liquidity position and debt maturity profile have improved from year-end 2015 to year-end 2017. We accessed the debt and equity capital markets during 2016 and 2017 to enhance liquidity and address near-term financing risks. In May 2016, we issued $980 million of Secured Notes due in 2021, and retired $944 million of debt scheduled to mature in 2017, 2018, 2020, and 2021. We also purchased $88 million of our Senior Notes during 2016 as a part of our liability management program to de-leverage the balance sheet longer term. In August 2016, we issued 21.7 million shares of stock, receiving net proceeds of approximately $482 million. In 2017, we continued to de-risk the balance sheet by issuing $750 million of Senior Unsecured Notes due in 2025, and using the proceeds, together with cash on hand, to retire $761 million of debt scheduled to mature in 2018, 2021, and 2022. Throughout 2017, we also reduced debt by over $300 million through a series of actions, most notably by redeeming $200 million of our Secured Notes due 2021, and repaying multiple series of tax exempt bonds ($117 million in total).

United States Steel Corporation Expense and funded status Participants by Type of Plan Type of Plan 12/31/2003 12/31/2016 12/31/2017 Defined Benefit 15,574 4,710 4,220 Multiemployer 6,043 9,730 9,306 Defined Contribution 1,627 3,535 3,651 Total 23,244 17,975 17,177 Pension – Benefit Obligations $ Billions Pension – Underfunded Status $ Billions Pension – Service Cost $ Millions Pension $135$109$106 $291 $337 $396$ 12 2018E 2017 2016 2015 2014 2013 2012 2017 $6.1 2016 $6.2 2015 $6.4 2014 $7.3 2013 $10.3 2012 $11.3 $50$54 $102$106 $128$118 2017 2016 2015 2014 2013 2012 2017 $0.4 2016 $0.7 2015 $0.7 2014 $1.0 2013 $1.1 2012 $2.7 Pension – Expense $ Millions Major Assumptions: Discount rate expense: 4.50% for 2012, 3.75% for 2013, 4.50% for 2014, 3.75% for 2015, 4.25% for 2016, and 4.00% for 2017 and 2018E Expected rate of return on assets: 7.75% in U.S. & 7.25% in Canada for 2012 through 2014, 7.50% in U.S. for 2015 and 2016, 7.25% for 2017, and 6.85% for 2018E Includes U. S. Steel Canada up until the deconsolidation on September 16, 2014 Funded status 93%

Financial Flexibility Our exposure to defined benefit pensions continues to decrease. Our pension benefit obligations have decreased by 46% since 2012, and service costs have decreased by almost 58% since 2012. Over that same period the funded status of our pension benefit obligations has increased from 76% to 93%. We closed our main defined benefit pension plan to new participants in 2003. At the end of 2003, 67% of our employees were in defined benefit pension plans and 33% were either in a multiemployer plan (represented employees) or defined benefit plans (non-represented employees). We make defined contributions to the multiemployer plan as specified in our collective bargaining agreements. As of the end of 2017, less than 25% of our active employees remained in defined benefit pension plans. Our pension service cost continues to drop as the number of participants in our defined benefit pension plan declines. The significant decrease in service costs in 2016 was the result of our decision to implement a hard freeze on benefit accruals for all non-represented employees that remained in our defined benefit pension plans at the end of 2015. The large decrease in pension benefit obligations over the last five years has significantly reduced the market risk associated with our defined benefit pension plans. We currently do not have any mandatory contributions for our defined benefit pension plans, and the continuing improvement in our funded status reduces the potential for mandatory contributions in future years.

United States Steel Corporation OPEB Expense and funded status OPEB – Expense $ Millions OPEB – Benefit Obligations $ Billions OPEB – Service Cost $ Millions OPEB – Underfunded Status $ Billions $17 $20$21 $22 $27$28 2017 2016 2015 2014 2013 2012 $78 -$4 -$40 -$25 $55 $100 $60 2018E 2017 2016 2015 2014 2013 2012 2017 $0.3 $2.2 2016 $0.4 2015 $0.3 2014 $0.6 2013 $1.4 2012 2014 $2.7 2013 $3.4 2012 $3.9 2017 $2.4 2016 $2.4 2015 $2.3 Major Assumptions: Discount rate expense: 4.50% for 2012, 3.75% for 2013, 4.50% for 2014, 3.75% for 2015, 4.25% for 2016, 4.00% for 2017, and 4.03% for 2018E Expected rate of return on assets: 7.75% in U.S. & 7.25% in Canada for 2012 through 2014, 7.50% in U.S. for 2015 and 2016, 3.25% for 2017, and 4.25% for 2018E Includes U. S. Steel Canada up until the deconsolidation on September 16, 2014 Funded status 86%

Financial Flexibility The risks associated with our OPEB obligations have decreased significantly over the last five years. Our OPEB benefit obligations have decreased by almost 40% since 2012, and service costs have decreased by almost 40% since 2012. Over that same period, the funded status of our OPEB benefit obligations has increased from 44% to 86%. In 1994, we created a Voluntary Employees’ Beneficiary Association Trust (VEBA) to hold assets to be used to fund future retiree healthcare and life insurance benefits. Over the years, through a combination of company contributions and investment returns, our VEBA assets have grown to approximately $2 billion dollars, and are greater than the associated liabilities. We have a reasonable degree of certainty regarding the future cash outflows from the VEBA to pay retiree benefits. Based on the overfunded status of the VEBA, significant exposure to equities is not prudent and in 2016 we took steps to invest in high quality corporate and government bonds whose maturities approximate the projected cash outflows of the VEBA, essentially eliminating the risk to the company of having to make future contributions to the VEBA.

United States Steel Corporation 2017 Strategy Execution Progress  Strong emphasis on our thirteen most critical assets  Operational and commercial benefits by 2020 - Increase raw steel production capability by approximately 1 million tons - $275 - $325 million annual EBITDA improvement by 2020  Completed sale of our 15% interest in Tilden Mining Company L.C. in 3Q 2017 - Received $105 million  Completed sale of our 50% interest in Apolo Tubulars in 4Q 2017 - Received $11 million  Construction of a new continuous galvanizing line (CGL) at PRO-TEC Coating Company - Expanding market leadership position in Generation 3 advanced high strength steel (AHSS)  Develop new premium connections for Tubular customers; First installation of three new semi- premium and premium connections in 2017 Revitalize Our Flat-Rolled Assets Optimize Our Portfolio Invest in Strategic Growth

We made good progress on our asset revitalization program in 2017, achieved the quality and reliability improvements we committed to for 2017, and are confident that we will achieve our 2018 improvement objectives. We are committed to delivering consistent, reliable earnings longer term with our focus on delivering sustainable operational improvements by 2020. We are always looking for opportunities to optimize our portfolio of businesses. We are taking a hard look at all the products and markets we serve in each of our segments to determine how we can more fully capitalize on our product capabilities and market positions. We have made many difficult decisions over the last few years related to under-performing and non-core assets, and we must always be open to exploring opportunities that can strengthen and grow our market position, improve our long-term earnings power, and create value for our stockholders. It is our job to create value for all our stakeholders. We are revitalizing our existing assets, developing our people, increasing our value-added product mix at U. S. Steel Europe, strengthening our position in Advanced High Strength Steel for our Flat-Rolled customers, and developing new Premium Connections for our Tubular customers.

United States Steel Corporation Focusing on operations Flat-Rolled Segment asset revitalization program A comprehensive program to: • Improve our profitability and competitiveness • Meet the increasing expectations of our customers A structured and flexible program: • Smaller and less complex projects to reduce execution risk • Adaptable to changing business conditions Multi-year implementation timeline to: • Minimize disruptions to our operations • Ensure we continue to support our customers

Our Flat-Rolled segment asset revitalization program is a comprehensive investment plan with a focus on improving safety, quality, delivery, and cost. As we revitalize our assets, we expect to increase profitability, productivity, operational consistency, and reduce volatility. This program is designed to prioritize investment in the areas with the greatest expected returns. Importantly, while this is a large program, the majority of projects are not large, complex projects. This means that projects are easier to execute. Due to the smaller nature of many of the projects, we do not have to complete the entire program in order to start seeing benefits. Also, by breaking the program down into a series of smaller projects, we have greater flexibility to adjust the scope and pace of project implementation based on changes in business conditions. Our asset revitalization program covers investments in our existing assets, but is not just sustaining capital and maintenance spending; the projects were selected to deliver both operational and commercial benefits, with most of the benefits coming from operational improvements. The commercial benefits we expect to realize will be driven primarily by things we can control, such as better product quality, improved delivery performance, and increased throughput on constrained assets. Being regarded as a top quartile performer in the eyes of our customers will support sustainable commercial benefits from these investments. After we complete our full asset revitalization program, we expect to have a strong core infrastructure, and strong reliability centered maintenance organizations. We will deliver products to our customers with improved reliability and quality. While this program only covers our existing assets, it is intended to create a stable foundation for our future as we continue to evaluate strategic growth projects to strengthen our position as the markets we serve continue to grow and evolve.

Flat-Rolled Segment asset revitalization program

Projected capital spending by production process

Iron Making	Steel Making	Hot Rolling	Finishing
Blast furnace	BOP, QBOP & slab caster	Hot strip mill	Cold mill & finishing unit
			
▪ Converting raw materials to liquid iron	▪ Converting liquid iron to liquid steel ▪ Converting liquid steel to steel slabs	▪ Converting slabs to hot rolled coils	▪ Pickling ▪ Cold rolling ▪ Coating, Tin
~$300 million	~$300 million	~$500 million	~$400 million

Total Asset Revitalization program is $2.0 billion, comprised of $1.5 billion of capital and $0.5 billion of expense

United States Steel Corporation

As we assessed future projects in more detail, we determined that more of the projected spending could be capitalized than we originally anticipated. As a result, we now expect capital spending for our asset revitalization program to be approximately $1.5 billion from 2017 through 2020. The total size of the program remains at $2 billion, with the original projected split between capital and expense shifting from $1.2 billion capital and $800 million expense, to $1.5 billion capital and $500 million expense. Our expected EBITDA improvement of between $275 million to $325 million, and our expected internal rate of return of 15% to 20%, are not impacted by this shift between capital and expense. We currently expect 2018 total Flat-Rolled segment maintenance and outage expense, which include expenses related to the asset revitalization program, to be comparable with 2017. We are investing in our assets throughout the entire production process, with targeted improvements in operating efficiency, unplanned downtime, reliability, quality, and costs. While this program covers a wide range of assets in our Flat-Rolled segment, we are placing a strong emphasis on our thirteen most critical assets. In iron making, these critical assets are the blast furnaces at Gary Works and Great Lakes Works. In steel making, they are the steel shop and caster at Gary Works and the steel shop at Mon Valley Works. In hot rolling, they are the hot strip mills at Gary Works, Great Lakes Works, and Mon Valley Works. In finishing, it is the cold mill at Mon Valley Works. We currently expect the timing of the future capital spending for our asset revitalization program to be as follows: • Approximately $275 - $325 million in 2018 • Balance to be spent in 2019 and 2020

Flat-Rolled Segment asset revitalization program

Project update

Production Process	Completed Project	Future Project

Iron Making	• Gary Works #6 BF Outage
	  • $26 million invested
	  • Completed in 4Q 2017
	  • Improve reliability
		• Gary Works BF Recycle Cooling Tower Replacement
		  • $7 million estimated investment
		  • Phase 1 to be completed in 1Q 2018
		  • Improve reliability and reduces cost

Steel Making	• Gary Works Casters A Line Turret Bearing and Stopper Rods
	  • $10 million invested
	  • Completed in 4Q 2017
	  • Improve quality and reliability
		• Great Lakes Works BOP Desulfurization Improvements
		  • $2 million estimated investment
		  • To be completed in 1Q 2018
		  • Reduce downtime

Hot Rolling	• Great Lakes Works HSM Run Table 8" Roll Cooling Water Supply Replacement
	  • <$1 million invested
	  • Completed in 4Q 2017
	  • Improve reliability and quality
		• Gary Works HSM Discharge Tables
		  • $2 million estimated investment
		  • To be completed in 3Q 2018
		  • Improve quality

Finishing	• Great Lakes Works CGL Rapid Jet Cooling
	  • $2 million invested
	  • Completed in 4Q 2017
	  • Improve efficiency, productivity and yield
		• Gary Works ETL 5 and ETL 6 Enhancements
		  • $35 million estimated investment
		  • To be completed in 2Q 2018
		  • Improve quality and reliability

BF = Blast Furnace
BOP = Basic Oxygen Process
HSM = Hot Strip Mill
CGL = Continuous Galvanizing Line
ETL = Electrolytic Tin Line

United States Steel Corporation

We have completed numerous projects so far this year, started hundreds more, and are in the planning and development stage for additional projects for 2018. A selection of completed projects are below: Iron Making – Gary Works #6 BF Outage • A 45 day outage of the blast furnace was taken to perform major repair work • During the outage the structure used to raise material from the ground level to the top of the furnace was completely replaced • Replaced the entire refractory lining and shell of the original 1945 bustle pipe which distributes the hot blast to the furnace • Replaced the top charging equipment and several sections of refractory linings and cooling members • Results in improved reliability Steel Making – Gary Works Casters A Line Turret Bearing and Stopper Rods • Preventive and predictive maintenance techniques were used to extend the useful life of the turret bearing by approximately 15 years • The turret bearing is a critical component that enables the safe and reliable rotation of 225 ton molten steel ladles • Stopper rods were an upgrade to the previous slag gate system to improve flow from the tundish to the mold, which is expected to improve the surface quality of the slabs produced • Results in improved quality and reliability Hot Rolling – Great Lakes Works HSM Run Table 8” Roll Cooling Water Supply Replacement • Project improves reliability through improved performance and consistency of the cooling water to the rolls • One of many smaller revitalization projects in the Hot Strip Mill to increase reliability and decrease wear on the process unit Finishing - Great Lakes Works CGL Rapid Jet Cooling 40% Hydrogen • Installed the equipment required to allow for the atmosphere in the cooling section of the furnace to operate at increased hydrogen levels • Increased productivity as the hydrogen rich atmosphere has an increased thermal conductivity • Additional benefits are reduced energy consumption by the reduced horse power on the fans for the cooling section

United States Steel Corporation Flat-Rolled Segment asset revitalization program Performance Scorecard: All 2017 Targets Achieved Quality % Improvement vs. 2016 Base Reliability (including Unplanned Maintenance Downtime) % Improvement vs. 2016 Base Capital Spending $ Millions EBITDA improvement $ Millions $275- $325M 2020 Exit_Rate 2018 Target 2017 Actual 2017 Target $21M $75-$100M $1.5B Total Program 2018 Target 2017 Actual 2017 Target $200 - $250M $275-$325M $249M 12% 9% +25% 2020 End of Year Target 2018 End of Year Target 7% 2017 End of Year Actual 2017 End of Year Target 8% 7% 2020 End of Year Target +16% 2018 End of Year Target 3% 2017 End of Year Actual 2017 End of Year Target Total Asset Revitalization program is $2.0 billion, comprised of $1.5 billion of capital and $0.5 billion of expense

We have developed a performance scorecard that includes two financial and two non-financial metrics for tracking our progress on implementing our Flat-Rolled Segment asset revitalization program. We believe these metrics will effectively measure how successfully we are implementing the program. We made good progress in 2017, exceeding the EBITDA, quality, and reliability improvements we had committed to for 2017. We have established the additional improvements we expect to achieve in 2018, and are confident that we will deliver on these objectives. By 2020 we expect the Flat-Rolled Segment asset revitalization program to deliver: • Increased slab production capability at Gary Works, Great Lakes Works and Mon Valley Works by a total of approximately 1 million tons as compared with 2016 • EBITDA improvement of approximately $275 - $325 million annually as compared with 2016 as the base year, assuming 2016 raw materials costs and other market factors This projected EBITDA improvement of $275 - $325 million annually would imply an internal rate of return range of 15% - 20%, well above our weighted average cost of capital.

United States Steel Corporation Business Update Operating updates Iron ore mining facilities Steel making facilities Flat-Rolled finishing facilities Tubular facilities U. S. Steel Europe

At our Flat-Rolled segment iron ore mining operations, we are operating both our Minntac and Keetac facilities. Our Keetac facility successfully resumed pellet production on February 24, 2017 after having been idled for nearly two years. The restart of Keetac helps support our third party pellet sales, while continuing to meet our current domestic steel making needs. We are currently operating the steel making and finishing facilities at our Gary, Great Lakes, and Mon Valley Works. We continue to operate finishing facilities at our Granite City Works, and began rolling slabs on the hot strip mill on February 14, 2017. The steel making operations at Granite City Works remain idled. We continue to operate the finishing facilities at our Fairfield, Midwest, East Chicago, and Fairless Hills locations. We continuously review market conditions and the restart of idled facilities in the context of sustainable increases in steel demand that would support operating rates at profitable levels. We are currently operating our seamless mills in Fairfield, AL and Lorain, OH. Our seamless mill in Fairfield produces mid-range diameter pipe, while our Lorain #3 mill produces large diameter pipe that is historically used for off-shore drilling. We are currently purchasing rounds from third parties to feed our seamless mills. We restarted our Lone Star #2 welded pipe mill in late April 2017. We permanently shut down the Lorain #6 Quench and Temper mill in March 2017 and have decided to relocate the equipment to one of several other sites under consideration to optimize our operations. Our European operations are seeing stable market conditions and are running at high levels.

United States Steel Corporation Global Safety Performance Program Enhancements – Moving to the Next Level • Benchmarking of critical safety activities • Development of enhanced Safety Management System • Initiation of new safety communication methods • Enhanced contractor safety processes

Our objective is to attain a sustainable zero harm culture supported by leadership and owned by an engaged and highly skilled workforce, empowered with the capabilities and resources needed to assess, reduce, and eliminate workplace risks and hazards. Global OSHA Recordables • 2017 Recordable Rate 3x better than BLS Iron and Steel Mills • 2017 Recordable Rate 32% better than AISI Days Away From Work • 2017 Days Away Rate 6x better than BLS Iron and Steel Mills • 2017 Days Away Rate 43% better than AISI Serious Injury Index (greater than or equal to 31 Days Away) • 2017 Serious Injury Index 4x better than BLS Iron and Steel Mills BLS = U.S. Bureau of Labor Statistics AISI = American Iron and Steel Institute

United States Steel Corporation Environmental Stewardship Being a good corporate citizen requires a dedicated focus • We are committed to effective environmental stewardship • We have been improving and will continue to improve our environmental performance • We have investigated, created and implemented innovative, best practice solutions to manage and reduce energy consumption • In 2017, U. S. Steel recycled nearly 3 million tons of purchased and produced steel scrap

We are committed to complying with all environmental standards, to ensuring the safety of our employees and our neighbors in the communities in which we live and operate, and to safeguarding our shared environment. We take that responsibility very seriously and recognize this as a critical aspect of our role as a member of each community in which we operate.

United States Steel Corporation Trade Update Seeking a level playing field • Current Administration focused on fair trade • Favorable decision on Vietnam circumvention case • Recent Section 201 decision – enforcing the rules • Strongly supporting potential Section 232 actions • Continue to pursue vigorous enforcement of U.S. laws to address unfairly traded imports of steel

We are encouraged by the Trump Administration’s actions to address the threat to the U.S. manufacturing base, our economic competitiveness and our national security from unfairly traded steel imports and global excess capacity. We applaud the Commerce Department’s preliminary decisions that imports from Vietnam of cold-rolled and corrosion-resistant steel made from Chinese substrate are circumventing existing duty orders on Chinese imports. We supported the Section 201 petition for safeguard relief from washing machine imports, and welcome the President’s strong support for the domestic industry. We urge the President to act swiftly and decisively to defend the U.S. steel industry and our national security now that the U.S. Department of Commerce has submitted its Section 232 Investigation Report to the White House. U. S. Steel will continue to pursue vigorous enforcement of U.S. laws to address unfairly traded imports of steel.

United States Steel Corporation © 2011 United States Steel Corporation Appendix

United States Steel Corporation Capital Spending* 2017 actual: $505 million 2018 estimate: $850 million Depreciation, Depletion and Amortization* 2017 actual: $501 million 2018 estimate: $495 million Pension and Other Benefits Costs 2017 actual: $187 million 2018 estimate: $195 million Pension and Other Benefits Cash Payments (excluding voluntary pension contributions) 2017 actual: $131 million 2018 estimate: $131 million *2017 actuals include the application of the unitary method of depreciation, resulting in increased capitalization of $381 million and increased depreciation of $37 million, for full year 2017 Other Items

United States Steel Corporation Flat-Rolled Segment Major end markets summary Automotive Last 4 months of 2017 vehicle sales accelerated to 17.9 SAAR average, to pull the full year total sales up to almost 17.1 million. First year of the auto recovery that sales were lower than the prior year, down 1.9%. Truck sales account for more than 65% of the market, up almost 6 percentage points from 2016. Vehicle inventories of 61 days to start 2018 are the lowest days supply to start a year since 2014. Industrial Equipment Yellow goods forecasts for 2018 suggest that this market is poised for significant growth due to the rebound in the energy and mining sectors. Tin Plate Domestic tin mill shipments fell in November due to seasonality, but were up 2.7% year over year. Full year volumes on pace to finish down 4.4% versus 2016. Based on December license data, full year 2017 tin mill products imports increased to 1.168 million tons, up 6.1%. Appliance December AHAM major appliance unit shipments increased by 2% versus the year ago period, and the full year unit shipments increased 3% as forecasted. The only major category which fell year over year were washers. Pipe and Tube Structural tubing sentiment improved along with non-residential improvements and flat rolled market pick-up. OCTG activity stable with current rig counts; but still under pressure from imported pipe on the ground in the US. Line Pipe activity accelerated during 4Q; many large project awards occurred in the last 45 days. Construction Architectural Billing Index closed out the year at 52.9, slightly lower than November’s robust 55, but still growing. The December Dodge Momentum Index, a forward indicator of non-residential construction, increased 3.6% month over month, and closed out the year 20.9% higher than 2016. 2017 averaged +10.7%. 2017 put in place square footage up 5%, with residential +7%. Full year non-residential flat, but grew in 2H 2017. Service Center December MSCI carbon flat rolled shipments fell as expected, but finished 3.6% higher than December 2016, and full year shipments increase 2.9% to over 26 million tons. Hot Rolled product shipments improved 5.2% in 2017, whereas Cold Rolled (-1.3%) and Coated (+0.3) were less robust. Year-over-year inventories are 8.6% higher to finish 2017, with 2.8 months of inventory as the highest since December 2015; 2017 was the first year with an inventory build in carbon flat rolled since 2014. Sources: Wards / AHAM / Customer Reports / AISI / US Census Bureau / Platts-FWDodge / Dept of Commerce / AIA / MSCI

United States Steel Corporation U. S. Steel Europe Segment Major end markets summary Automotive EU car production reached 4.9 million units in 4Q 2017, an increase of 7.5% y-o-y. In 2017, car production reached 19 million units, an increase of 1.5% y-o-y. Increase of 2.4% y-o-y to 19.4 million units is currently projected for 2018. Total V4 passenger car production reached 0.86 million units in 4Q 2017, an increase of 3.8% y-o-y. V4 car production increased by 0.6% y-o-y in 2017 to 3.5 million units. Appliance The EU appliance sector performance increased by 0.7% y-o-y in 4Q 2017. Overall, modest increase of 1.2 % y-o-y is reported for 2017. The appliance market in the EU is anticipated to grow by 2.8%, with 4.6% growth in Central Europe, in 2018. Tin Plate Despite seasonal weakness in 4Q 2017 for tin products, the EU tin consumption increased by 1.5% in 4Q q-o-q driven by strong demand after good summer and abundant harvest in the agricultural sector. 2017 total consumption is, however, expected to remain unchanged compared to 2016. Construction Construction output growth is expected to be 3.5% in 2017. The strongest stimuli came again from residential construction. Growth rates are projected to slow in the future in both residential construction and non-residential construction, while civil engineering will take over the role of market driver in the medium term, particularly in the Central European countries. Service Centers According to Eurometal, flat steel service centers’ sales increased by 8.9% y-o-y in October and they recovered by 0.9% y-o-y overall during the first ten months of the year. The demand from service centers moderated in 4Q as steel distributors reduced stocks at year-end. Restocking activity is anticipated to start in 1Q. Sources: Eurofer, USSK Marketing, IHS, Eurometal, Euroconstruct

United States Steel Corporation Tubular Segment Market industry summary Oil Rig Count The oil rig count averaged 743 during 4Q, a decrease of 2% quarter over quarter (q-o-q). As of January 26, 2018, there were 759 active oil rigs. Gas Rig Count The natural gas rig count averaged 178 during 4Q, a decrease of 4% q-o-q. As of January 26, 2018, there were 188 active natural gas rigs. Natural Gas Storage Level As of January 19, 2018, there was 2.3 Tcf of natural gas in storage, down 18% y-o-y. Oil Price The West Texas Intermediate oil price averaged $55 per barrel during 4Q, up 15% q-o-q. Natural Gas Price The Henry Hub natural gas price averaged $2.90 per million btu during 4Q, down $0.05 or -2% q-o-q. Imports Imports of OCTG remain high. During 4Q, import share of OCTG apparent market demand is projected to exceed 50%. OCTG Inventory Overall, OCTG supply chain inventory remains below 3 months. Sources: Baker Hughes, US Energy Information Administration, Preston Publishing, Internal

United States Steel Corporation U. S. Steel Commercial – Contract vs. Spot Contract vs. spot mix – twelve months ended December 31, 2017 Flat-Rolled Contract: 79% Spot: 21% 10% 21% 31% 1% 22% 15% Market Based Semi annual* Market Based Monthly* Market Based Quarterly* Spot Cost Based Firm Tubular Program: 53% Spot: 47% 53% 47% Spot Program * Annual contract volume commitments with price adjustments in stated time frame 36% 3% 11% 37% 13% Market Based Monthly* Spot Market Based Quarterly* Firm Cost Based U. S. Steel Europe Contract: 64% Spot: 36%

Fourth Quarter 2017 vs. Third Quarter 2017

Flat-Rolled segment EBITDA Bridge
3Q 2017 vs. 4Q 2017 ($ Millions)


$243
($77)
($11)
$17
$9
$181
3Q 2017
Commercial
Raw Materials
Maintenance & Outage
Other
4Q 2017

Commercial change primarily due to lower average realized prices and shipment volumes, and decreased third party pellet sales.

Raw Materials change primarily due to higher material consumption rates in our blast furnaces.

Maintenance & Outage change primarily due to lower maintenance spending.

Other change primarily due to higher income from investees.

U. S. Steel Europe segment EBITDA Bridge
3Q 2017 vs. 4Q 2017 ($ Millions)


$93
$30
($5)
$19
($5)
$132
3Q 2017
Commercial
Raw Materials
Maintenance & Outage
Other
4Q 2017

Commercial change is primarily due to higher shipment volumes and favorable product mix, partially offset by lower euro-based selling prices.

Raw Materials change is primarily due to higher scrap cost.

Maintenance & Outage change is primarily due to lower spending.

Other change is primarily due to higher SG&A.

Tubular segment EBITDA Bridge
3Q 2017 vs. 4Q 2017 ($ Millions)


$4
($18)
$7
$2
$11
$6
3Q 2017
Commercial
Raw Materials
Maintenance & Outage
Other
4Q 2017

Commercial change is primarily due to lower average realized prices and shipment volumes.

Raw Materials change is primarily due to lower substrate costs.

Maintenance & Outage change is not material.

Other change is primarily due to increased operating efficiencies.

Note: For reconciliation of non-GAAP amounts see Appendix.

United States Steel Corporation

United States Steel Corporation Total Corporation Adjusted EBITDA Bridge Full Year 2016 vs. Full Year 2017 ($ Millions) $180 $1,087 $510 Other Maintenance & Outage ($311) Raw Materials ($806) Commercial $1,514 Full Year 2016 Full Year 2017 Total Corporation Adjusted EBITDA Bridge Full Year 2016 vs. Full Year 2017 ($ Millions) $1,087 $386 $510 Full Year 2017 Post- Retirement Benefits ($128) Other Businesses ($7) Tubular $188 U. S. Steel Europe $138 Flat-Rolled Full Year 2016 $300 $309 $12 $211 4Q 2017 Other ($11) 4Q 2016 Commercial Raw Materials Maintenance & Outage ($202) $34 $76 $309 $49 $211 4Q 2016 4Q 2017 U. S. Steel Europe Flat-Rolled Other Businesses ($10) Tubular Post- Retirement Benefits ($50) Total Corporation Adjusted EBITDA Bridge 4Q 2016 vs. 4Q 2017 ($ Millions) Total Corporation Adjusted EBITDA Bridge 4Q 2016 vs. 4Q 2017 ($ Millions) Total Corporation Note: For reconciliation of non-GAAP amounts see Appendix.

United States Steel Corporation 1 Carnegie Way benefits are based on the incremental impact in 2017 as compared to 2016 as the base year. 54% 36% 8% 2% Manufacturing Supply Chain & Logistics SG&A Other By Category 70% 20% 9% 1% Flat-Rolled U. S. Steel Europe Tubular Other Businesses By Segment Full year 2017 Carnegie Way Benefits of $491 million Carnegie Way

United States Steel Corporation Future Projects1 Completed Projects1 Key projects 1 Projects listed are examples and are not inclusive of all iron making asset revitalization investments ▪ Great Lakes Works D4 BF No. 1 Stove Rebuild – $12 million / To be completed 3Q18 / Improves reliability and process efficiency ▪ Gary Works BF Recycle Cooling Tower Replacement Phase I – $7 million / Phase I to be completed 1Q18 / Improves reliability and reduces cost ▪ Gary Works 6BF Outage – $26 million / Completed in 4Q17 / Improves reliability ▪ Mon Valley Works 1BF No. 11 Stove Rebuild – $16 million / Completed in 4Q17 / Improves reliability and process efficiency Iron Making

Steel Making

Key projects

Completed Projects[1]

- Gary Works Caster A Line Turret Bearing and Stopper Rods
  - $10 million / Completed in 4Q17 / Improves reliability and quality
- Mon Valley Works R Vessel Hood Replacement
  - $9 million / Completed in 4Q17 / Improves reliability

Future Projects[1]

- Gary Works No. 2 QBOP West Furnace Feeder and Pulpit PLC
  - $2 million / To be completed in 2Q18 / Improves reliability
- Great Lakes Works BOP Desulfurization Injection Improvements
  - $2 million / To be completed in 1Q18 / Reduces downtime and provides redundancy

1 Projects listed are examples and are not inclusive of all steel making asset revitalization investments

United States Steel Corporation

Hot Rolling

Key projects

Completed Projects[1]

- Great Lakes Works HSM Run Table 8" Roll Cool Water Supply Replacement
  - <$1 million / Completed in 4Q17 / Improves reliability
- Mon Valley Works HSM Level 2 Upgrade
  - <$1 million / Completed in 4Q17 / Improves reliability
- Gary Works Bending Piping (F2,F3,F4)
  - <$1 million / Completed in 4Q17 / Improves reliability and quality

Future Projects[1]

- Great Lakes HSM 567 Coiler Hydraulic System Replacement
  - $4 million / To be completed in 3Q18 / Improves reliability
- Gary Works Finish Remaining Discharge Tables with Quick Change
  - $2 million / To be completed 3Q18 / Improves quality

1 Projects listed are examples and are not inclusive of all hot rolling asset revitalization investments

HSM = Hot Strip Mill

United States Steel Corporation

United States Steel Corporation Future Projects1 Completed Projects1 Key projects ▪ Great Lakes Works CGL Rapid Jet Cooling 40% Hydrogen – $2 million / Completed 4Q17 / Improves efficiencies, productivity and yield ▪ Mon Valley Works No. 2 Grinder – $2 million / Completed 4Q17 / Improves reliability • Gary Works ETL 5 and 6 – $35 million / To be completed 2Q18 / Improves quality, reliability and increases market share ▪ Mon Valley Works Rebuild No. 1 Boiler – <$1 million / To be completed 1Q18 / Improves reliability 1 Projects listed are examples and are not inclusive of all finishing asset revitalization investments Finishing ETL = Electrolytic Tin Line

United States Steel Corporation Reconciliation of segment EBITDA Segment EBITDA – Flat-Rolled ($ millions) 4Q 2016 3Q 2017 4Q 2017 2016 2017 Segment earnings (loss) before interest and income taxes $65 $160 $92 ($3) $380 Depreciation 82 83 89 349 352 Segment EBITDA $147 $243 $181 $346 $732 Segment EBITDA – Tubular ($ millions) 4Q 2016 3Q 2017 4Q 2017 2016 2017 Segment loss before interest and income taxes ($87) ($7) ($6) ($304) ($99) Depreciation 17 11 12 68 51 Segment EBITDA ($70) $4 $6 ($236) ($48) Segment EBITDA – U. S. Steel Europe ($ millions) 4Q 2016 3Q 2017 4Q 2017 2016 2017 Segment earnings before interest and income taxes $63 $73 $112 $185 $327 Depreciation 20 20 20 80 76 Segment EBITDA $83 $93 $132 $265 $403

United States Steel Corporation Reconciliation to Segment EBITDA and Consolidated EBITDA Included in Outlook ($ millions) FY 2018 Projected net earnings attributable to United States Steel Corporation included in Outlook $685 Estimated income tax expense 50 Estimated net interest and other financial costs 270 Estimated depreciation, depletion and amortization 495 Projected annual adjusted EBITDA included in Outlook $1,500 ($ millions) Flat-Rolled U. S. Steel Europe Tubular Projected segment earnings before interest and income taxes included in Outlook $655 $315 $5 Estimated depreciation, depletion and amortization 345 85 45 Projected annual segment EBITDA included in Outlook $1,000 $400 $50

United States Steel Corporation Reconciliation of net debt Net Debt ($ millions) YE 2015 YE 2016 YE 2017 Short-term debt and current maturities of long-term debt $45 $50 $3 Long-term debt, less unamortized discount and debt issuance costs 3,093 2,981 2,700 Total Debt $3,138 $3,031 $2,703 Less: Cash and cash equivalents 755 1,515 1,553 Net Debt $2,383 $1,516 $1,150

United States Steel Corporation Reconciliation of cash conversion cycle Cash Conversion Cycle 4Q 2017 4Q 2016 $ millions Days $ millions Days Accounts Receivable, net $1,379 43 $1,248 42 + Inventories $1,738 58 $1,573 63 − Accounts Payable and Other Accrued Liabilities $2,163 71 $1,665 62 = Cash Conversion Cycle 30 43 Accounts Receivable Days is calculated as Average Accounts Receivable, net divided by total Net Sales multiplied by the number of days in the quarter Inventory Days is calculated as Average Inventory divided by total Cost of Sales multiplied by the number of days in the quarter Accounts Payable Days is calculated as Average Accounts Payable and Other Accrued Liabilities less bank checks outstanding and other current liabilities divided by total Cost of Sales multiplied by the number of days in the quarter Cash Conversion Cycle is calculated as Accounts Receivable Days plus Inventory Days less Accounts Payable Days

United States Steel Corporation Reconciliation of reported and adjusted net earnings (loss) ($ millions) 4Q 2016 3Q 2017 4Q 2017 2016 2017 Reported net earnings (loss) attributable to U. S. Steel ($105) $147 $159 ($440) $387 Gain associated with retained interest in U. S. Steel Canada Inc. ─ ─ ─ ─ (72) Loss (gain) on equity investee transactions 12 (21) 19 12 (2) Loss on shutdown of certain tubular pipe mill assets 126 ─ ─ 126 35 Restructuring and other charges and adjustments (4) ─ ─ (2) ─ Loss on debt extinguishment ─ 35 22 22 57 Effect of tax reform ─ ─ (81) ─ (81) Impairment of intangible assets ─ ─ ─ 14 ─ Granite City Works temporary idling charges 18 ─ 17 18 17 Adjusted net earnings (loss) attributable to U. S. Steel $47 $161 $136 ($250) $341 Note: The adjustments included in the table have been tax effected at a 0% rate due to the recognition of a full valuation allowance.

United States Steel Corporation Reconciliation of reported and adjusted diluted EPS (LPS) ($ per share) 4Q 2016 3Q 2017 4Q 2017 2016 2017 Reported diluted EPS (LPS) ($0.61) $0.83 $0.90 ($2.81) $2.19 Gain associated with retained interest in U. S. Steel Canada Inc. ─ ─ ─ ─ (0.41) Loss (gain) on equity investee transactions 0.07 (0.11) 0.10 0.08 (0.01) Loss on shutdown of certain tubular pipe mill assets 0.73 ─ ─ 0.80 0.20 Restructuring and other charges and adjustments (0.03) ─ ─ (0.01) ─ Loss on debt extinguishment ─ 0.20 0.12 0.14 0.33 Effect of tax reform ─ ─ (0.46) ─ (0.46) Impairment of intangible assets ─ ─ ─ 0.09 ─ Granite City Works temporary idling charges 0.11 ─ 0.10 0.11 0.10 Adjusted diluted EPS (LPS) $0.27 $0.92 $0.76 ($1.60) $1.94 Note: The adjustments included in the table have been tax effected at a 0% rate due to the recognition of a full valuation allowance.

United States Steel Corporation Reconciliation of adjusted EBITDA ($ millions) 4Q 2016 3Q 2017 4Q 2017 2016 2017 Reported net earnings (loss) attributable to U. S. Steel ($105) $147 $159 ($440) $387 Income tax provision (benefit) (2) ─ (89) 24 (86) Net interest and other financial costs 43 98 78 251 307 Reported earnings (loss) before interest and income taxes ($64) $245 $148 ($165) $608 Depreciation, depletion and amortization expense 123 118 125 507 501 EBITDA $59 $363 $273 $342 $1,109 Gain associated with retained interest in U. S. Steel Canada Inc. ─ ─ ─ ─ (72) Loss (gain) on equity investee transactions 12 (21) 19 12 (2) Loss on shutdown of certain tubular pipe mill assets 126 ─ ─ 126 35 Restructuring and other charges and adjustments (4) ─ ─ (2) ─ Impairment of intangible assets ─ ─ ─ 14 ─ Granite City Works temporary idling charges 18 ─ 17 18 17 Adjusted EBITDA $211 $342 $309 $510 $1,087